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                                                                    EXHIBIT 3.23

                            ARTICLES OF INCORPORATION
                                       OF
                             EXCELLON INTERNATIONAL

One:  The name of this corporation is:

                             EXCELLON INTERNATIONAL

Two:              The specific business in which the corporation is to primarily engage and the general for which this corporation is formed are as follows:

                  SPECIFIC PURPOSE

                     (a)      Including but not limited to the creation,
                           development, manufacture, international sale and distribution of machine tools and allied products;

                           (1)   To carry on the business of iron founders,
mechanical engineers, and manufacturers of agricultural implements, and other machinery, tool-makers, brass founders, metal workers, boiler-makers, millwrights machinists, iron and steel converters, smiths, wood-workers, builders, painters, metallurgists, electrical engineers, water supply engineers, gas-makers, farmers, printers, carriers, and merchants, and to buy sell manufacture, repair, convert, alter, let on hire and deal in machinery implements, rolling-stock, and hardware of all kinds, and to carry on any other business (manufacturing or otherwise) which may seem to the Company capable of being conveniently carried on in connection with the above, or otherwise calculated, directly or indirectly, to enhance the value of any of the property and rights of the Company for the time being.

                           (2)   To carry on any business relating to the
winning and working of minerals, and the production and working of metals, and the production, manufacture, and preparation of any other materials which may be usefully or conveniently combined with the engineering or manufacturing business of the company, or any contracts undertaken by the Company, and either for the purpose only of such contracts or as an independent business.

                           (3)   To undertake and execute any contracts for
works involving the supply or use of any machinery and to carry out any ancillary or other works comprised in such contracts.

                  GENERAL PURPOSE

                  (b) To engage in any one or more business or transactions which the board of directors of this corporation may from time to time authorize or approve, whether related or unrelated to the business

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described in (a) above or to any other business then or theretofore done by this corporation;

         (c) To exercise any and all rights and powers which a corporation may now or hereafter exercise;

         (d) To act as principal, agent, joint venturer, partner or in any other capacity which may be authorized or approved by the board of directors of this corporation;

         (e) To transact business in the State of California or in any other jurisdiction of the United States of America or elsewhere in the world; and

         (f)      Further,

                  (1) To purchase or otherwise acquire for any estate or interest any property, assets or any concessions, licences, grants, patents, trade marks or other exclusive or non-exclusive rights of any kind which may appear to be necessary or convenient for any business of the Company, and to develop and turn to account and deal with the same in such manner as may be thought expedient, and to make experiments and tests and to carry on all kinds of research work.

                  (2) To hold all or any shares or obligations acquired by the Company, or to sell or re-issue the same, with or without guarantee, or to distribute them or any other assets of the Company in kind upon a division of profits or distribution of Capital among the members; and in the case of any cash, shares or obligations receivable upon any sale or amalgamation, to arrange, in case at the time of any such sale or amalgamation the shares of this Company shall be of different classes, for the distribution of any proceeds of sale in any manner authorized by or under the provisions of the Articles of Association for the time being.

                  (3) To negotiate for, purchase, sell, hire, exchange, take or grant on building or other lease or agreement for building or other lease or otherwise acquire or deal with real or personal property of all kinds, and in particular, estates, lands, houses, buildings, warehouses, machinery, plant, stores, licenses, concessions, rights of way and right of water, and any rights, easements, privileges or interest which the Directors of the Company may consider advisable, and to work, manage, mortgage, lease or otherwise deal with the whole or any part of such property or rights, whether belonging to the Company or otherwise, and to erect and construct houses, buildings and works of every description, and to clear, manage, farm, cultivate, plant, work or improve any land or buildings which, or any interest in which,

                                      -2-
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may belong to the Company, and to deal with, or otherwise turn to account, any farm or other products of any such land.

                  (4) To sell, let, lease, grant licenses, easements and other rights over and in any other manner dispose of or deal with the whole or any part of the undertaking, property, assets, rights, effects and businesses of Company for such consideration as may be thought fit and in particular for a rent or rents or shares, debentures, debenture stock or other obligations of any other company, and to promote and form any company intended to purchase, take on lease, or in anywise deal with, any property or rights of the Company, or which it may be considered will help the Company in its business, or in which it may be considered desirable that the Company shall be interested, and to subscribed absolutely or subject to any condition or contingency for or acquire in any way any shares or obligations of such company.

                  (5) To borrow and raise money in any manner and on any terms.

                  (6) For any purpose and in any manner and from time to time to mortgage or charge the whole or any part of the undertaking, property and rights (including property and rights to be subsequently acquired) of the Company, and any money uncalled on any shares of the Capital, original or increased, of the Company and whether at the time issued or created or not and to create, issue, make and give debentures, debenture stock, bonds or other obligations, perpetual or otherwise, with or without any mortgage or charge on all or any part of such undertaking, property, rights and uncalled money.

                  (7) To amke, draw, accept, endorse, discount, negotiate, execute and issue and to buy, sell and deal in promissory notes, bills of exchange, cheques, bills of lading, shipping documents, dock and warehouse warrants, and other instruments negotiable or transferable or otherwise, and to deal in exchange or bullion.

                  (8) To advance and lend money with or without security and to subsidise, assist and guarantee the payment of money by or the performance of any contract, engagement or obligation by any persons or companies and in particular customers of the Company or any persons or companies with whom the Company may have or intend to have business relations.

         The foregoing statement of purposes shall be construed as a statement of both purposes and powers, and the purposes and powers

                                      -3-
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in each clause shall, except where otherwise expressed, be in nowise limited, or restricted by reference to or inference from the terms or provisions of any other clause but shall be regarded as independent purposes and powers.

Three:            The county in the State of California where the principal
office for the transaction of the business of this corporation is to be located in Los Angeles County.

Four:             This corporation is authorized to issue only one class of
shares; the total number of said shares shall be Two Thousand Five Hundred and the par value of each of said shares shall be Ten and no/100 Dollars ($10.00) at par, an aggregate of Twenty-Five Thousand Dollars ($25,000.00).

Five:             (a) The number of directors of this corporation shall be
three (3).

                  The exact number of directors shall be fixed from time to tome, within the limits specified in these articles of incorporation, or a controlling by-law, or a by-law or amendment thereof duly adopted by the shareholders.

                  (b) The names and addresses of the persons who are appointed to act as the first directors of this corporation are:

      Name                             Address
      ----                             -------
Joseph E. Smith                 2680 West 231st Street
                                Torrance, California

Le Roy Garwood                  630 Calle De Arboles
                                Redondo Beach, California

Michael Gardner                 2715 West 230th Place
                                Torrance, California

Six:              Each shareholder or subscriber to shares of this corporation shall be entitled to full preemptive or preferential rights, as such rights have been heretofore defined at common law, to purchase and/or subscribe for his proportionate part of any shares which may be issued at any time by this corporation.

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                  IN WITNESS WHEREOF, for the purposes of forming this
corporation under the laws of the State of California, the undersigned, constituting the incorporators of this corporation, including the persons named hereinabove as the first directors of this corporation, have executed these Articles of Incorporation this 15th day of April, 1968.

                                                 /s/ JOSEPH E. SMITH
                                           -------------------------------
                                           JOSEPH E. SMITH


                                                 /s/ LE ROY GARWOOD
                                           -------------------------------
                                           LE ROY GARWOOD

                                                 /s/ MICHAEL GARDNER
                                           -------------------------------
                                           MICHAEL GARDNER

STATE OF CALIFORNIA        )
COUNTY OF LOS ANGELES      ) ss.

         On this 15th day of April, 1968, personally appeared JOSEPH E. SMITH, LE ROY GARWOOD, MICHAEL GARDNER, known to me to be the persons whose names are subscribed to the foregoing Articles of Incorporation, and acknowledge to me that they executed the same.

         WITNESS my hand and official seal.

             /s/ GAYLE E. ALWARD
--------------------------------------------
Notary Public in and for said County and State.

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                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                             EXCELLON INTERNATIONAL

Rogers Beetlestone and Robert W. Stevenson certify that:

         1. They are the President and the Secretary, respectively, of EXCELLON INTERNATIONAL, a California corporation (the "Corporation").

         2. Article One of the Articles of Incorporation is amended to read as follows:

                     ONE: The name of this corporation is:

                                  EXCELLON U.K.

         3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

         4. The foregoing amendment has been duly approved by the sole shareholder.

         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge. Dated this 31 day of March, 1991.

                                            EXCELLON INTERNATIONAL


                                                  /s/ ROGERS BEETLESTONE
                                            ------------------------------------
                                            Rogers Beetlestone, President
                                            and General Manager

                                                  /s/ R. W. STEVENSON
                                            ------------------------------------
                                            Robert W. Stevenson, Secretary